                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 57                                  Trade Date: 09/18/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 09/20/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is September 20, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCJ1               $64,000.00                 6.0%                  09/15/16                 100%


    Interest Payment
       Frequency                                         Subject to             Dates and terms of redemption
      (begin date)          Survivor's Option            Redemption            (including the redemption price)
    ----------------        -----------------            ----------            --------------------------------
        03/15/02                   Yes                      Yes                         100% 09/15/03
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
       $62,924.80               $1,075.20                $3.50             ABN AMRO Financial
                                                                             Services, Inc.